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                       Meadowbrook Insurance Group, Inc.

EXHIBIT 23

                   (LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Meadowbrook Insurance Group, Inc., on Form S-8 of our report dated March 16, 1999, on our audits of the consolidated financial statements and financial statement schedule of Meadowbrook Insurance Group, Inc. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998 which report is included in this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Detroit, Michigan
March 30, 1999